UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 19, 2017 (June 15, 2017)

GLYECO, INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	000-30396	45-4030261
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	230 Gill Way Rock Hill, South Carolina	29730
	(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (866) 960-1539

n/a

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 19, 2017, GlyEco, Inc. (the “Company”) announced that it has appointed Brian Gelman to serve as the new Chief Financial Officer of the Company, effective July 5, 2017. Mr. Gelman will replace Ian Rhodes, who had been serving as the Company’s Interim Chief Financial Officer. Mr. Rhodes will continue to serve as the Chief Executive Officer of the Company.

Mr. Gelman, 45, has served as a senior financial officer of a public company and has nearly 20 years of experience in the areas of accounting and finance. Prior to joining the Company, Mr. Gelman held various positions of increasing responsibility, including Interim Chief Financial Officer, Chief Accounting Officer, Corporate Controller and Assistant Controller, with Warren Resources, Inc., a publicly traded independent energy company, from April 2002 to March 2016. From August 1998 to April 2002, Mr. Gelman was employed at EisnerAmper, LLP, an accounting firm. Mr. Gelman received a Bachelor of Science in Finance from the State University of New York at Old Westbury, located in Old Westbury, New York.

Offer Letter

The Company entered into a letter agreement, dated as of June 12, 2017, which was effective as of June 15, 2017, with Mr. Gelman (the “Offer Letter”), establishing his compensation as Chief Financial Officer. Pursuant to the terms of the Offer Letter, the Company agreed to pay Mr. Gelman an annual base salary of $150,000, subject to annual review. Mr. Gelman will also receive a $10,000 signing bonus payable in one lump sum. Mr. Gelman is eligible for a targeted cash bonus of 35% of his base salary based on performance goals established by the Company. Mr. Gelman will be eligible to participate in the employee benefit plans and programs generally available to the Company’s executive officers.

Mr. Gelman will be granted 750,000 shares of the Company’s common stock (the “Common Stock”), which shares shall vest when the market price of the Common Stock trades at or above $0.20 for the previous 30-day volume weighted average price.

The foregoing description of the terms of the Offer Letter is qualified in its entirety by reference to the provisions of the Offer Letter filed as Exhibit 10.1 to this Current Report on Form 8-K, which are incorporated by reference herein.

Family Relationships

There are no family relationships between any of the Company’s directors or officers and Mr. Gelman.

Related Party Transactions

There are no related party transactions reportable under item 5.02 of Form 8-K and Item 404(a) of Regulation S-K.

Item 8.01.  Other Events.

On June 19, 2017, the Company issued a press release that announced the appointment of Mr. Gelman as its new Chief Financial Officer. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
Exhibit 10.1	Letter Agreement between GlyEco, Inc. and Brian Gelman dated June 12, 2017.
Exhibit 99.1	Press Release of GlyEco, Inc. dated June 19, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GLYECO, INC.

Dated: June 19, 2017	By:	/s/ Ian Rhodes
Ian Rhodes
Chief Executive Officer (Principal Executive Officer)